Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
FOURTH QUARTER 2023 EPS OF ($2.45) PER SHARE;
AND FFO OF $0.72 PER SHARE AFTER NON-RECURRING CHARGES

INCREASES 2024 EARNINGS GUIDANCE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $2.45 per share for the fourth quarter of 2023 as compared to net loss of $1.01 per share for the same period in 2022. Net loss for the fourth quarter of 2023 included $1.53 per share of non-recurring charges and $0.71 per share of depreciation and amortization.
•Funds from operations, or FFO, of $0.72 per share for the fourth quarter of 2023, or $1.14 per share before giving effect to $10.3 million, or $0.15 per share, of non-cash fair value adjustments on mark-to-market derivatives and $18.7 million, or $0.27 per share, of non-recurring general and administrative charges related to the non-renewal of the Company's former President. The Company reported FFO of $1.46 per share for the same period in 2022.
•FFO of $4.94 per share for the full year, or $5.09 per share, $0.01 per share better than the Company's expectations, before giving effect to $10.5 million, or $0.15 per share, of non-cash fair value adjustments on mark-to-market derivatives, as compared to $6.64 for the same period in 2022.
•The Company is increasing its 2024 earnings guidance ranges for the year ending December 31, 2024 to FFO per share of $5.90 to $6.20, an increase of $1.00 per share at the midpoint, and net income per share of $2.73 to $3.03, an increase of $1.38 per share at the midpoint, primarily to reflect incremental gains on discounted debt extinguishment.
•As of December 31, 2023, the value of the Company's derivatives, at share, net of the mark-to-market derivatives that negatively impacted FFO, was $32.9 million.
•Signed 26 Manhattan office leases covering 505,152 square feet in the fourth quarter of 2023 and 160 Manhattan office leases covering 1,776,414 square feet for the full year. The mark-to-market on signed Manhattan office leases was 3.2% higher for the fourth quarter and 0.8% higher for the full year than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 3.9% for the fourth quarter of 2023 and 5.8% for the full year as compared to the same periods in 2022, excluding lease termination income.

•Manhattan same-store office occupancy increased to 90.0% as of December 31, 2023 inclusive of leases signed but not yet commenced.
Investing Highlights
•In January 2024:
◦Together with our joint venture partner, closed on the sale of the retail condominium at 717 Fifth Avenue for total consideration of $963.0 million. The transaction is expected to generate net proceeds to the Company of $27.6 million, which will be used for corporate debt repayment.
◦Closed on the acquisition of interests in the joint venture that owns the leasehold interest at 2 Herald Square for no consideration, which increases the Company's interest in the joint venture to 95%. In addition, the joint venture entered into an agreement to satisfy the existing $182.5 million mortgage on the property for a net payment of $7.0 million. The payoff is expected to close in the first quarter of 2024.
◦The Company expects to launch fundraising for its $1.0 billion New York City Opportunity debt fund.
•In the fourth quarter of 2023:
◦Together with our joint venture partners, closed on the previously announced sale of the equity interests in the condominium units at 21 East 66th Street for total consideration of $40.6 million. The transaction generated net proceeds to the Company of $9.6 million, which was used for corporate debt repayment.
◦Together with our joint venture partner, entered into an agreement to sell the fee ownership interest in 625 Madison Avenue for a gross sales price of $634.6 million, which reflects an increased price due to the exercise of an extended closing option. In connection with the sale, the Company and its joint venture partner will originate a $235.5 million preferred equity investment in the property. The transaction is expected to close in the first quarter of 2024.
Financing Highlights
•Closed on a modification of the mortgage at 185 Broadway to extend the maturity date to November 2026. The modification also converted the previous floating rate of 2.85% over Term SOFR to a fixed rate of 6.65% per annum through November 2025 and 2.55% over Term SOFR thereafter.

NEW YORK, January 24, 2024 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended December 31, 2023 of $155.6 million, or $2.45 per share, as compared to a net loss of $64.3 million, or $1.01 per share, for the same quarter in 2022. Net loss for the fourth quarter of 2023 included $105.8 million, or $1.53 per share, of non-recurring charges comprised of depreciable real estate reserves, non-cash fair value adjustments on mark-to-market derivatives and general and administrative charges and was net of $49.1 million, or $0.71 per share, of depreciation and amortization.
The Company also reported a net loss attributable to common stockholders for the year ended December 31, 2023 of $579.5 million, or $9.12 per share, as compared to a net loss of $93.0 million, or $1.49 per share, for the same period in 2022. Net loss attributable to common stockholders for the year ended December 31, 2023 included $464.0 million, or $6.72 per share, of net losses from the sale of real estate interests, depreciable real estate reserves, non-cash fair value adjustments on mark-to-market derivatives and non-recurring general and administrative charges related to the non-renewal of the Company's former President, and was net of $247.8 million, or $3.59 per share, of depreciation and amortization. Net loss attributable to common stockholders for the year ended December 31, 2022 included $99.0 million, or $1.43 per share, of net losses recognized from the sale of real estate interests, depreciable real estate reserves, non-cash fair value adjustments on mark-to-market derivatives, and was net of $216.2 million, or $3.13 per share, of depreciation and amortization.
The Company reported FFO for the quarter ended December 31, 2023 of $49.7 million, or $0.72 per share, or $78.7 million, or $1.14 per share, before giving effect to $10.3 million, or $0.15 per share, of non-cash fair value adjustments on mark-to-market derivatives and $18.7 million, or $0.27 per share, of non-recurring general and administrative charges related to the non-renewal of the Company's former President, which includes severance and the acceleration of stock-based compensation expense related to previously granted awards. The Company reported FFO for the same period in 2022 of $100.0 million, or $1.46 per share.
The Company also reported FFO for the year ended December 31, 2023 of $341.3 million, or $4.94 per share, or $351.8 million, or $5.09 per share, before giving effect to $10.5 million, or $0.15 per share, of non-cash fair value adjustments on mark-to-market derivatives, as compared to FFO for the same period in 2022 of $458.8 million, or $6.64 per share. As previously reported, FFO for the year ended December 31, 2023 is net of $6.9 million, or $0.10 per share, of reserves on one debt and preferred equity investment and $18.7 million, or $0.27 per share, of non-recurring general and administrative charges related to the non-renewal of the Company's former President.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 4.8% for the fourth quarter of 2023, or 3.9% excluding lease termination income, as compared to the same period in 2022.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 5.1% for the year ended December 31, 2023, or 5.8% excluding lease termination income, as compared to the same period in 2022.

During the fourth quarter of 2023, the Company signed 26 office leases in its Manhattan office portfolio totaling 505,152 square feet. The average rent on the Manhattan office leases signed in the fourth quarter of 2023, excluding leases signed at One Madison, was $105.01 per rentable square foot with an average lease term of 14.7 years and average tenant concessions of 14.9 months of free rent with a tenant improvement allowance of $120.56 per rentable square foot. Sixteen leases comprising 323,947 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $115.61 per rentable square foot, representing a 3.2% increase over the previous fully escalated rents on the same office spaces.
During the year ended December 31, 2023, the Company signed 160 office leases in its Manhattan office portfolio totaling 1,776,414 square feet. The average rent on the Manhattan office leases signed in 2023, excluding leases signed at One Vanderbilt and One Madison, was $87.46 per rentable square foot with an average lease term of 9.3 years and average tenant concessions of 9.1 months of free rent with a tenant improvement allowance of $79.26 per rentable square foot. Ninety-six leases comprising 1,247,143 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $89.87 per rentable square foot, representing a 0.8% increase over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio increased to 90.0% as of December 31, 2023, inclusive of 177,836 square feet of leases signed but not yet commenced, as compared to 89.9% at the end of the previous quarter.
Significant leasing activity in the fourth quarter includes:
•Early renewal of 141,589 square feet and expansion by 128,316 square feet with a premier financial services tenant at 280 Park Avenue;
•New lease with Stonepeak Partners L.P. for 76,716 square feet at 245 Park Avenue;
•New lease with Uncommon Schools, Inc. for 27,833 square feet at 100 Church Street;
•Three new leases for a total of 41,959 square feet at 1185 Avenue of the Americas;
•New lease of 19,820 square feet and new retail lease of 11,741 square feet with Partially Important Productions and IMEX Exploit NYC LLC at 555 West 57th Street;
•New retail lease with Carnegie Diner for 14,309 square feet at 1185 Avenue of the Americas; and
•New lease with National CineMedia, LLC for 14,206 square feet at 485 Lexington Avenue.

Investment Activity
In January 2024, together with our joint venture partner, the Company closed on the sale of the retail condominium at 717 Fifth Avenue for total consideration of $963.0 million. The transaction is expected to generate net proceeds to the Company of $27.6 million, which will be used for corporate debt repayment.
In January 2024, the Company closed on the acquisition of interests in the joint venture that owns the leasehold interest at 2 Herald Square for no consideration, which increases the Company's interest in the joint venture to 95%. In addition, the joint venture entered into an agreement to satisfy the existing $182.5 million mortgage on the property for a net payment of $7.0 million. The payoff is expected to close in the first quarter of 2024.
The Company expects to launch fundraising for its $1.0 billion New York City Opportunity debt fund in January 2024.
In December, together with our joint venture partners, the Company closed on the previously announced sale of the equity interests in the condominium units at 21 East 66th Street for total consideration of $40.6 million. The transaction generated net proceeds to the Company of $9.6 million, which was used for corporate debt repayment.
In December, together with our joint venture partner, the Company entered into an agreement to sell the fee ownership interest in 625 Madison Avenue for a gross sales price of $634.6 million, which reflects an increased price due to the exercise of an extended closing option, to a global real estate investor. In connection with the sale, the Company, together with its joint venture partner, will originate a $235.5 million preferred equity investment in the property. The transaction is expected to close in the first quarter of 2024.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $346.7 million at December 31, 2023. The portfolio had a weighted average current yield of 7.9%, or 9.6% excluding the effect of a $50.0 million investment that is on non-accrual. During the fourth quarter, no investments were sold or repaid and the Company did not originate or acquire any new investments. As previously reported, in October, the Company closed on a $20.0 million upsize and three-year extension of an existing $39.1 million debt and preferred equity investment that was scheduled to mature in October 2023.
Financing Activity
In December, the Company closed on a modification of the mortgage at 185 Broadway to extend the maturity date to November 2026, as fully extended. The modification also converted the previous floating rate of 2.85% over Term SOFR to a fixed rate of 6.65% per annum through November 2025 and 2.55% over Term SOFR thereafter. The Company made a $20.0 million principal payment at closing resulting in an outstanding loan amount of $190.1 million as of December 31, 2023.
As of December 31, 2023, the value of the Company's derivatives, at share, net of the mark-to-market derivatives that negatively impacted reported FFO, was $32.9 million.

Earnings Guidance
The Company is increasing its earnings guidance ranges for the year ending December 31, 2024 to FFO per share of $5.90 to $6.20, and net income per share of $2.73 to $3.03, as compared to the previous guidance ranges of FFO per share of $4.90 to $5.20 and net income per share of $1.35 to $1.65 primarily to reflect incremental gains on discounted debt extinguishment.
Dividends
In the fourth quarter of 2023, the Company declared:
•Two monthly ordinary dividends on its outstanding common stock of $0.2708 per share, which were paid in cash on November 15 and December 15, 2023, and one monthly dividend on its outstanding common stock of $0.25 per share, which was paid on January 16, 2024. The monthly ordinary dividend paid in January 2024 equates to an annualized dividend of $3.00 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period October 15, 2023 through and including January 14, 2024, which was paid in cash on January 16, 2024 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, January 25, 2024, at 2:00 pm ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BI3a0c30ce6c6e475994a2c328b1f04e01.
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2023, SL Green held interests in 58 buildings totaling 32.5 million square feet. This included ownership interests in 28.8 million square feet of Manhattan buildings and 2.8 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues:	2023	2022	2023	2022

Rental revenue, net	$131,927	$172,892	$603,694	$588,824
Escalation and reimbursement revenues	19,430	24,393	79,641	82,676
SUMMIT Operator revenue	35,240	28,237	118,260	89,048
Investment income	6,856	11,305	34,705	81,113
Other income	18,271	13,839	77,410	77,793
Total revenues	211,724	250,666	913,710	919,454
Expenses:
Operating expenses, including related party expenses of $2 and $5 in 2023 and $6 and $5,701 in 2022	48,090	46,912	196,696	174,063
Real estate taxes	31,294	41,551	143,757	138,228
Operating lease rent	7,083	6,514	27,292	26,943
SUMMIT Operator expenses	24,887	24,503	101,211	89,207
Interest expense, net of interest income	27,400	37,619	137,114	89,473
Amortization of deferred financing costs	1,510	1,909	7,837	7,817
SUMMIT Operator tax expense	2,320	1,078	9,201	2,647
Depreciation and amortization	49,050	73,158	247,810	216,167
Loan loss and other investment reserves, net of recoveries	—	—	6,890	—
Transaction related costs	16	88	1,099	409
Marketing, general and administrative	42,257	24,224	111,389	93,798
Total expenses	233,907	257,556	990,296	838,752

Equity in net loss from unconsolidated joint ventures	(32,039)	(26,696)	(76,509)	(57,958)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(13,289)	—	(13,368)	(131)
Purchase price and other fair value adjustments	(10,273)	(770)	(17,260)	(8,118)
Loss on sale of real estate, net	(4,557)	(23,381)	(32,370)	(84,485)
Depreciable real estate reserves	(76,847)	(6,313)	(382,374)	(6,313)
Loss on early extinguishment of debt	(870)	—	(870)	—
Net loss	(160,058)	(64,050)	(599,337)	(76,303)
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	9,972	3,963	37,465	5,794
Noncontrolling interests in other partnerships	109	1,147	4,568	(1,122)
Preferred units distributions	(1,903)	(1,599)	(7,255)	(6,443)
Net loss attributable to SL Green	(151,880)	(60,539)	(564,559)	(78,074)
Perpetual preferred stock dividends	(3,737)	(3,737)	(14,950)	(14,950)
Net loss attributable to SL Green common stockholders	$(155,617)	$(64,276)	$(579,509)	$(93,024)
Earnings Per Share (EPS)
Basic loss per share	$(2.45)	$(1.01)	$(9.12)	$(1.49)
Diluted loss per share	$(2.45)	$(1.01)	$(9.12)	$(1.49)

Funds From Operations (FFO)
Basic FFO per share	$0.72	$1.47	$4.98	$6.71
Diluted FFO per share	$0.72	$1.46	$4.94	$6.64

Basic ownership interest
Weighted average REIT common shares for net income per share	63,885	63,919	63,809	63,917
Weighted average partnership units held by noncontrolling interests	4,129	3,740	4,163	4,012
Basic weighted average shares and units outstanding	68,014	67,659	67,972	67,929

Diluted ownership interest
Weighted average REIT common share and common share equivalents	65,171	64,910	64,869	65,041
Weighted average partnership units held by noncontrolling interests	4,129	3,740	4,163	4,012
Diluted weighted average shares and units outstanding	69,300	68,650	69,032	69,053

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,	December 31,
	2023	2022
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,092,671	$1,576,927
Building and improvements	3,655,624	4,903,776
Building leasehold and improvements	1,354,569	1,691,831
Right of use asset - operating leases	953,236	1,026,265
	7,056,100	9,198,799
Less: accumulated depreciation	(2,035,311)	(2,039,554)
	5,020,789	7,159,245
Cash and cash equivalents	221,823	203,273
Restricted cash	113,696	180,781
Investment in marketable securities	9,591	11,240
Tenant and other receivables	33,270	34,497
Related party receivables	12,168	27,352
Deferred rents receivable	264,653	257,887
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,630 and $1,811 in 2023 and 2022, respectively, and allowances of $13,520 and $6,630 in 2023 and 2022, respectively	346,745	623,280
Investments in unconsolidated joint ventures	2,983,313	3,190,137
Deferred costs, net	111,463	121,157
Other assets	413,670	546,945
Total assets	$9,531,181	$12,355,794

Liabilities
Mortgages and other loans payable	$1,497,386	$3,235,962
Revolving credit facility	560,000	450,000
Unsecured term loan	1,250,000	1,650,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(16,639)	(23,938)
Total debt, net of deferred financing costs	3,390,747	5,412,024
Accrued interest payable	17,930	14,227
Accounts payable and accrued expenses	153,164	154,867
Deferred revenue	134,053	272,248
Lease liability - financing leases	105,531	104,218
Lease liability - operating leases	827,692	895,100
Dividend and distributions payable	20,280	21,569
Security deposits	49,906	50,472
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	471,401	236,211
Total liabilities	5,270,704	7,260,936

Commitments and contingencies	—	—
Noncontrolling interests in Operating Partnership	238,051	269,993
Preferred units	166,501	177,943

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both December 31, 2023 and December 31, 2022	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,786 and 65,440 issued and outstanding (including 1,060 and 1,060 held in Treasury) at December 31, 2023 and December 31, 2022, respectively	660	656
Additional paid-in capital	3,826,452	3,790,358
Treasury stock at cost	(128,655)	(128,655)
Accumulated other comprehensive income	17,477	49,604
Retained (deficit) earnings	(151,551)	651,138
Total SL Green Realty Corp. stockholders’ equity	3,786,315	4,585,033
Noncontrolling interests in other partnerships	69,610	61,889
Total equity	3,855,925	4,646,922
Total liabilities and equity	$9,531,181	$12,355,794

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Funds From Operations (FFO) Reconciliation:	2023	2022	2023	2022

Net loss attributable to SL Green common stockholders	$(155,617)	$(64,276)	$(579,509)	$(93,024)
Add:
Depreciation and amortization	49,050	73,158	247,810	216,167
Joint venture depreciation and noncontrolling interest adjustments	73,062	67,541	284,284	252,893
Net loss attributable to noncontrolling interests	(10,081)	(5,110)	(42,033)	(4,672)
Less:
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(13,289)	—	(13,368)	(131)
Purchase price and other fair value adjustments	—	—	(6,813)	—
Loss on sale of real estate, net	(4,557)	(23,381)	(32,370)	(84,485)
Depreciable real estate reserves	(76,847)	(6,313)	(382,374)	(6,313)
Depreciation on non-rental real estate assets	1,414	971	4,136	3,466
FFO attributable to SL Green common stockholders and unit holders	$49,693	$100,036	$341,341	$458,827

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating income and Same-store NOI Reconciliation:	2023	2022	2023	2022

Net loss	$(160,058)	$(64,050)	$(599,337)	$(76,303)

Depreciable real estate reserves	76,847	6,313	382,374	6,313
Loss on sale of real estate, net	4,557	23,381	32,370	84,485
Purchase price and other fair value adjustments	10,273	770	17,260	8,118
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	13,289	—	13,368	131
Depreciation and amortization	49,050	73,158	247,810	216,167
SUMMIT Operator tax expense	2,320	1,078	9,201	2,647
Amortization of deferred financing costs	1,510	1,909	7,837	7,817
Interest expense, net of interest income	27,400	37,619	137,114	89,473
Operating income	25,188	80,178	247,997	338,848

Equity in net loss from unconsolidated joint ventures	32,039	26,696	76,509	57,958
Marketing, general and administrative expense	42,257	24,224	111,389	93,798
Transaction related costs	16	88	1,099	409
Loan loss and other investment reserves, net of recoveries	—	—	6,890	—
SUMMIT Operator expenses	24,887	24,503	101,211	89,207
Loss on early extinguishment of debt	870	—	870	—
Investment income	(6,856)	(11,305)	(34,705)	(81,113)
SUMMIT Operator revenue	(35,240)	(28,237)	(118,260)	(89,048)
Non-building revenue	(10,935)	(11,575)	(44,568)	(47,161)
Net operating income (NOI)	72,226	104,572	348,432	362,898

Equity in net loss from unconsolidated joint ventures	(32,039)	(26,696)	(76,509)	(57,958)
SLG share of unconsolidated JV depreciation and amortization	69,588	63,219	266,340	241,127
SLG share of unconsolidated JV amortization of deferred financing costs	2,876	3,127	12,005	12,031
SLG share of unconsolidated JV interest expense, net of interest income	73,012	61,362	272,217	209,182
SLG share of unconsolidated JV loss on early extinguishment of debt	—	—	—	325
SLG share of unconsolidated JV investment income	(320)	(424)	(1,271)	(1,420)
SLG share of unconsolidated JV non-building revenue	106	(2,972)	(14,336)	(7,232)
NOI including SLG share of unconsolidated JVs	185,449	202,188	806,878	758,953

NOI from other properties/affiliates	(12,836)	(32,077)	(110,012)	(69,939)
Same-Store NOI	172,613	170,111	696,866	689,014

Straight-line and free rent	(1,154)	(1,267)	(10,049)	(5,933)
Amortization of acquired above and below-market leases, net	13	13	53	(22)
Operating lease straight-line adjustment	204	204	815	815
SLG share of unconsolidated JV straight-line and free rent	(2,333)	(7,368)	(20,087)	(48,207)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,555)	(4,433)	(17,938)	(17,598)
SLG share of unconsolidated JV operating lease straight-line adjustment	143	192	678	770
Same-store cash NOI	$164,931	$157,452	$650,338	$618,839

Lease termination income	(1,023)	(5)	(3,622)	(1,199)
SLG share of unconsolidated JV lease termination income	(355)	(70)	(2,265)	(8,515)
Same-store cash NOI excluding lease termination income	$163,553	$157,377	$644,451	$609,125

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN